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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                            ________________________


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  January 19, 1996
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                           DIGITAL SOLUTIONS, INC.
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              (Exact name of Registrant as specified in charter)


         New Jersey                   0-18492                   22-1899798
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(State or other jurisdic-          (Commission                 (IRS Employer
 tion of incorporation)            File Number)             Identification No.)


4041-F Hadley Road, South Plainfield, N.J.                         07080
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code  (908) 561-1200
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        (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.

     In October 1995, the Company entered into a note and finance agreement with LNB Investment Corporation ("LNB") providing for the loan to the Company of up to $3,000,000. The loan was for a term of 15 months and was to be secured by shares of the Company's common stock having a market value of no less than four times the outstanding balance of the loan. LNB agreed not to sell or otherwise liquidate the shares unless the Company were to default under the loan agreement and failed to cure such default after notice. A total of 7,500,000 shares to be pledged as collateral were registered under a registration statement filed under the Securities Act of 1933, as amended (the "Registration Statement").

     The Company issued 1,783,334 shares (the "Shares") in the name of LNB and delivered the Shares to a depository to secure the first portion of the loan of $1,000,000.

     On January 19, 1996, the Company determined that the Shares the Company pledged as collateral had been transferred in violation of the loan and finance agreement. Through the efforts of the Company, the Company regained the control of approximately 1,300,000 Shares and has demanded the return of the balance of the Shares. The Company intends to pursue this matter until all of the Shares have been returned.

     At the present time, the Company has approximately 14,010,121 shares of Common Stock outstanding.

     In addition, the Company has notified the Securities and Exchange Commission of the circumstances surrounding this matter. The Company intends to immediately file a post effective amendment to the Registration Statement deregistering the Shares.





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                                  SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            DIGITAL SOLUTIONS, INC.
                                                 (Registrant)


                                            By /s/Kenneth Brice
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                                                  Kenneth Brice
                                                  Chief Financial Officer




Dated:   January 22, 1996





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